UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

 ScanSource, Inc.
(Exact name of registrant as specified in its charter)

SC	00-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court, Greenville, SC 29615
(Address of principal executive offices, including zip code)
864-288-2432
(Registrant’s telephone number, including area code)

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, no par value	SCSC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02. Results of Operations and Financial Condition

On August 22, 2023, ScanSource, Inc. (the "Company") issued a press release announcing its financial results for its fourth quarter ended June 30, 2023. A copy of the press release and accompanying Earnings Infographic are attached as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference and also made available through the Company’s website at www.scansource.com. An updated investor presentation will be made available on the Company's website within approximately two weeks.

The information in Item 2.02 of this Report, including the exhibits, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any other filing under the Securities Act of 1933 or the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2023, the Board of Directors (the “Board”) of ScanSource, Inc. (the “Company”) increased the size of its Board to nine members and appointed Vernon J. Nagel as a director of the Company. Mr. Nagel was also appointed to serve on the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board.

Mr. Nagel, age 65, served as Executive Chairman of the Board of Directors of Acuity Brands, Inc., an industrial technology company, from February 2020 until December 2020. Mr. Nagel previously served as Chairman and Chief Executive Officer of Acuity Brands from September 2004 through January 2020 and as President of Acuity Brands from August 2005 to August 2019. Mr. Nagel previously served as Vice Chairman and Chief Financial Officer of Acuity Brands from January 2004 through August 2004 and as Executive Vice President and Chief Financial Officer of Acuity Brands from December 2001 to January 2004. Mr. Nagel currently serves as a member of the Board of Directors of The AZEK Company, a provider of sustainable outdoor living products, and Southwire, a provider of wire, cable and other electrical products.

Upon his appointment to the Board, Mr. Nagel became entitled to receive benefits under the Company’s non-employee directors’ compensation plan, including an annual retainer of $85,000. Mr. Nagel will also be entitled to reimbursement of his expenses incurred in connection with the performance of his services as a director.

In addition, Mr. Nagel will receive annual awards of restricted stock units under the Company’s 2021 Omnibus Incentive Compensation Plan (the “2021 Plan”). Each non-employee director of the Company annually receives an award of restricted stock units with an aggregate value on the date of grant of $150,000. Restricted stock units granted under the 2021 Plan will vest in full upon the earlier of the twelve-month anniversary of the Grant Date (as defined in the 2021 Plan) or the Company’s next annual meeting of shareholders. Notwithstanding the foregoing, the restricted stock units will vest in full upon (i) Mr. Nagel’s termination of service as a director by reason of death, disability or retirement or (ii) a change in control of the Company. If Mr. Nagel terminates his service as a director for any other reason, he will forfeit all of his right, title and interest in and to the restricted stock as of the date of termination.

There are no transactions between Mr. Nagel or any member of his immediate family and the Company or any of its subsidiaries and there is no arrangement or understanding between Mr. Nagel and any other persons or entities pursuant to which Mr. Nagel was appointed as a director of the Company.

The full text of the press release announcing Mr. Nagel’s appointment is furnished as Exhibit 99.1 to this Report and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any other filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 – Press release issued by ScanSource, Inc. on August 22, 2023. The information contained in the attached exhibit is unaudited and should be read in conjunction with the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

99.2 – Earnings Infographic for the financial results conference call held on August 22, 2023.  The information contained in the attached exhibit is unaudited and should be read in conjunction with the Company’s annual and quarterly reports filed with the Securities and Exchange Commission.

99.3 – Press release issued by ScanSource, Inc. on August 21, 2023.

Exhibit Number	Description

99.1	Press release
99.2	Earnings Infographic
99.3	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date:	August 22, 2023	/s/ STEVE JONES
Steve Jones
Senior Executive Vice President and Chief Financial Officer